Exhibit 10.38

SEVENTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This Seventh Amendment to Employment Agreement (the “Seventh Amendment”) is made and entered into as of August 9,1999; by and between KENNEDY-WILSON, INC., A Delaware corporation, with its principal office located in Beverly Hills, California (the “Company”), and WILLIAM J. McMORROW, an individual (“Employee”).

WHEREAS, Company and Employee entered into that certain Employment Agreement dated as of August 14, 1992, as amended January 1, 1993, January 1, 1994, March 31, 1995, January 1, 1996, May 19, l997 aud August 20, 1998 providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Term and extend the Bonus Plan.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of August 9, 1999 as follows:

1.                                               The Term of the Agreement is extends until December 31, 2000. Therefore, Section 2(a) of the Employment Agreement is amended such that the termination date of “December 1,1999” is deleted and the termination date of “December 31” in lieu thereof.

2.                                               Section 4(ii) the annual bonus is amended such that the existing bonus cap at $25MM for 1998 and 535MM for 1999 is deleted and the following bonus cap is inserted in lieu thereof;

2000 Bonus: 20% of profits of $3MM to $35 MM

Bonus calculations are to be based on company profit, pre-tax, pre-bonus paid to all other employees, pre-reserves and pre-Company contributions to the Deferred Compensation Plan.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Seventh Amendment as of the date first above written.

COMPANY
KENNEDY-WILSON, Inc. a Delaware corporation	/s/ Kent Y. Mouton
/s/ James C. Ozello, Acting Secretary	Chairman, Compensation
Compensation Committee	Committee

EMPLOYEE	/s/ Freeman Lyle
/s/ William J. McMorrow, Chairman	Senior Managing Director, and Chief Financial Officer